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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
June 26, 2013 (June 26, 2013)

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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95277916.4

Item 8.01     Other Events.

Recent Developments

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As previously reported on HollyFrontier Corporation’s (“HollyFrontier”) Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 15, 2013, HollyFrontier recently announced its plan to redeem (the “Redemption”) all of its outstanding 9.875% Senior Notes due 2017 (the “notes”). HollyFrontier completed the Redemption on June 15, 2013. Pursuant to the Redemption, HollyFrontier redeemed all of the outstanding notes in aggregate principal amount of approximately $287 million at a redemption price of approximately $301 million, and recorded losses during the second quarter of 2013 of approximately $22 million due to the retirement of the notes, including the write-off of unamortized issuance costs.

•
In 2012, HollyFrontier’s Compensation Committee, pursuant to authority delegated to it by the Board of Directors of HollyFrontier, approved the termination of the HollyFrontier Pension Plan (the “Plan”), and the remaining liability under the Plan will be funded during 2013 resulting in charges during 2013 relating to final settlement. HollyFrontier expects to record $40 million in pre-tax expenses relating to the final settlement of the Plan in 2013. $31 million of the total charge relating to the final settlement of the Plan is expected to be recorded in the second quarter of 2013, and the remaining $9 million is expected to be recorded in the third quarter of 2013.

Cautionary Statement Concerning Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. These statements are based on HollyFrontier’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although HollyFrontier believes that such expectations reflected in such forward-looking statements are reasonable, HollyFrontier cannot give assurance that its expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to:

•	risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in HollyFrontier’s markets;

•	the demand for and supply of crude oil and refined products;

•	the spread between market prices for refined products and market prices for crude oil;

•	the possibility of constraints on the transportation of refined products;

•	the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines;

•	the effects of governmental and environmental regulations and policies;

•	the availability and cost of financing to HollyFrontier;

•	the effectiveness of HollyFrontier’s capital investments and marketing strategies;

•	HollyFrontier’s efficiency in carrying out construction projects;

•	the ability of HollyFrontier to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in HollyFrontier’s Securities and Exchange Commission filings.

The forward-looking statements speak only as of the date made and, other than as required by law, HollyFrontier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer
Date:    June 26, 2013

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